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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan and in the Registration Statements (Form S-3 No. 333-119549, Form S-3 No. 333-108616, and Form S-3 No. 333-109546) of JetBlue Airways Corporation and in the related Prospectuses of our reports dated February 7, 2005, with respect to the consolidated financial statements and schedule of JetBlue Airways Corporation, JetBlue Airways Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of JetBlue Airways Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

New York, New York
February 10, 2005

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Consent of Independent Registered Public Accounting Firm